Exhibit 5

[LETTERHEAD OF FIRSTENERGY CORP.]

September 14, 2016

FirstEnergy Corp.

76 South Main Street

Akron, Ohio 44308

Re: FirstEnergy Corp., Registration Statement on Form S-3ASR

Ladies and Gentlemen:

I am Vice President and General Counsel of FirstEnergy Service Company, and have acted as counsel to its affiliate, FirstEnergy Corp., an Ohio corporation (“FirstEnergy”), in connection with the preparation and filing by FirstEnergy with the Securities and Exchange Commission (the “SEC”) of the above-captioned registration statement on Form S-3ASR (the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of the offering and sale by FirstEnergy of up to 4,000,000 shares of FirstEnergy’s common stock, $0.10 par value per share (the “Shares”). The Shares are to be offered and sold by FirstEnergy pursuant to the FirstEnergy Corp. Stock Investment Plan (the “Plan”), or any successor plans thereto, as such Plan or successor plans may be amended from time to time.

In connection with this opinion, I or persons under my supervision or control have reviewed originals or copies, certified or otherwise identified to my satisfaction, of (a) the Registration Statement, (b) FirstEnergy’s Amended Articles of Incorporation, including any amendments thereto, (c) FirstEnergy’s Amended Code of Regulations, including any amendments thereto, (d) the Plan and the resolutions of the Board of Directors of FirstEnergy relating to the authorization and proposed issuance and sale of the Shares pursuant to the Plan, and (e) such other instruments, certificates, records and documents and such certificates or comparable documents of public officials and of officers and representatives of FirstEnergy, and have reviewed such questions of law, as I, or persons under my supervision or control, have deemed necessary or appropriate for purposes of this opinion. In such review, I, or persons under my supervision or control, have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that, when (i) the Registration Statement shall have become effective under the Securities Act, (ii) the Shares shall have been issued in accordance with the terms of the Plan as described in the Registration Statement and in accordance with the applicable resolutions of the Board of Directors of FirstEnergy, and (iii) the Shares shall have been delivered to the purchasers thereof against payment of the agreed consideration thereof determined in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

The opinion set forth herein is qualified in its entirety and subject to the following:

A. In connection with this opinion, I have assumed that the authorization of the Shares will not have been modified or rescinded by the Board of Directors of FirstEnergy and there will not have occurred any change in law affecting the validity of such Shares prior to their issuance.

B. This letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinions expressly set forth herein. I undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any future changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to FirstEnergy or any other person or any other circumstance.

C. I am a member of the Bar of the State of Ohio, and for purposes of this letter, I express no opinion herein as to the application or effect of the laws of any jurisdiction other than the laws of the State of Ohio.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption “Legal Matters” in the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very Truly Yours,

/s/ Robert P. Reffner

Robert P. Reffner

Vice President and General Counsel

FirstEnergy Service Company